Execution Version

AMENDMENT NO. 1 TO
PURCHASE AND SALE AGREEMENT

This AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of September 28, 2018 by and among (i) ENERVEST ENERGY INSTITUTIONAL FUND XI-A, L.P., a Delaware limited partnership (“EV XI-A”), ENERVEST ENERGY INSTITUTIONAL FUND XI-WI, L.P., a Delaware limited partnership (“EV XI-WI”), ENERVEST HOLDING, L.P., a Texas limited partnership (“EV Holding”), and ENERVEST WACHOVIA CO-INVESTMENT PARTNERSHIP, L.P., a Delaware limited partnership (“EV Co-Invest” and, collectively with EV XI-A, EV XI-WI and EV Holding, the “Sellers” and each a “Seller”), on the one part, and (ii) MAGNOLIA OIL & GAS PARENT LLC (formerly known as TPG Pace Energy Parent LLC), a Delaware limited liability company (“Buyer”), on the other part. Sellers and Buyer may be referred to herein each as a “Party” and together as the “Parties.”
WHEREAS, the Parties have previously executed that certain Purchase and Sale Agreement dated as of March 20, 2018 by and among the Sellers and Buyer (as amended by that certain Closing Agreement dated as of July 31, 2018 by and among the Sellers and Buyer, the “Original Agreement”), pertaining to the sale of certain oil and gas interest located in the State of Texas and other related matters; and
WHEREAS, the Parties desire to amend the Original Agreement as set forth herein and to agree upon a specified amount for the Earnout Payments.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Notwithstanding anything to the contrary in the Original Agreement, the Earnout Payments (as defined in Exhibit I of the Original Agreement) shall be an amount equal to $26,000,000, to be paid by or on behalf of Buyer (including through Magnolia Oil & Gas Operating LLC) by wire transfer in immediately available funds on the date hereof to the bank account(s) designated by Sellers. Upon receipt of such Earnout Payments, the Sellers waive any and all rights in the Original Agreement to any Earnout Payment in excess of the amount specified above.

2.
THIS AMENDMENT, THE ORIGINAL AGREEMENT AND THE ANNEXES, EXHIBITS AND SCHEDULES THERETO, THE CONFIDENTIALITY AGREEMENT AND THE TRANSACTION DOCUMENTS, COLLECTIVELY, CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF.

3.
This Amendment shall not constitute an amendment or waiver of any provision of the Original Agreement not expressly referred to herein. The Original Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

4.
This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto. No Party shall be bound until such time as all of the Parties have executed counterparts of this Amendment.

5.
The applicable provisions of Section 1.2 (Construction) of the Original Agreement and Section 15.13 (Governing Law; Jurisdiction) of the Original Agreement shall apply mutatis mutandis to this Amendment.

[Signature Page Follows]
IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

SELLERS:

ENERVEST ENERGY INSTITUTIONAL FUND XI-A, L.P.

By:     EnerVest, Ltd.,
its General Partner

By:     EnerVest Management GP, L.C.,
its General Partner

By:     /s/ Philip B. Berry_____________________

Name:      Philip B. Berry

Title:	Vice President - Transactions & Deputy General Counsel

ENERVEST ENERGY INSTITUTIONAL FUND XI-WI, L.P.

By:     EnerVest, Ltd.,
its General Partner

By:     EnerVest Management GP, L.C.,
its General Partner

By:     /s/ Philip B. Berry_____________________

Name:      Philip B. Berry

Title:	Vice President - Transactions & Deputy General Counsel

ENERVEST HOLDING, L.P.

By:     EnerVest Operating, L.L.C.,
its General Partner

By:     /s/ Alex Zazzi________________________
Name:      Alex Zazzi
Title:     President and Chief Executive Officer

ENERVEST WACHOVIA CO-INVESTMENT PARTNERSHIP, L.P.

By:     EnerVest, Ltd.,
its General Partner

By:     EnerVest Management GP, L.C.,
its General Partner

By:     /s/ Philip B. Berry_____________________

Name:      Philip B. Berry

Title:	Vice President - Transactions & Deputy General Counsel
BUYER:

MAGNOLIA OIL & GAS PARENT LLC

By:     /s/ Stephen Chazen____________________
Name:     Stephen Chazen
Title:      President and Chief Executive Officer